Exhibit 10.5

                            SAVON TEAM SPORTS, INC.

                            SECURED PROMISSORY NOTE

$1,000,000                                                          May 20, 2004
                                                         Culver City, California

      SAVON TEAM SPORTS, INC., a Utah corporation ("Maker"), for value received, hereby promises to pay to Eddy Goldwasser, or order, the principal sum of One Million Dollars ($1,000,000), without interest thereon (except as specified herein). Principal hereunder shall be due and payable on December 31, 2004. Payments hereunder shall be made by wire transfer of immediately available funds 555 14th Street, Santa Monica, California 90402 or to such other address or account as the holder hereof may specify to Maker in writing.

      This promissory note (the "Seven Month Note") has been issued pursuant to
Section 2.2.2 of that certain Stock Purchase Agreement, dated as of May __, 2004 (the "Stock Purchase Agreement"), by and among Maker, Debra Fine, Small World Toys, a California corporation ("Small World Toys"), Eddy Goldwasser and Gail S. Goldwasser, Trustee of the Gail S. Goldwasser and Mark Chatinsky Family Trust. All terms specifically defined in the Stock Purchase Agreement shall have the same meaning whenever used in this Seven Month Note, unless otherwise defined herein. This Seven Month Note is secured by a pledge of shares of the capital stock of Small World Toys pursuant to the terms of a Stock Pledge Agreement, dated as of the date hereof (the "Stock Pledge Agreement"), by and among Maker, Debra Fine and Eddy Goldwasser.

      If any of the following shall occur and be continuing, such event shall be an event of default hereunder (an "Event of Default"):

            (a) Maker does not pay in full, within five (5) calendar days following the due date therefor, any principal (and any accrued interest) under this Seven Month Note or Maker otherwise fails to timely perform or breaches the terms of this Seven Month Note;

            (b) Maker does not pay in full, when due (including any applicable grace period therefor), any and all principal or interest (or installments of principal or interest) under any of the other Notes or Maker otherwise fails to timely perform or breaches the terms of any of the other Notes;

            (c) Maker defaults or otherwise breaches any of the terms or conditions of the Stock Purchase Agreement, the Goldwasser Consulting Agreement or the Stock Pledge Agreement;

            (d) Maker, Small World Toys, or any subsidiary of Maker or Small World Toys, shall (1) admit in writing its inability to pay its debts as they become due; (2) file or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition

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in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (3) make an assignment for the benefit of its creditors; (4) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (5) be adjudicated insolvent; (6) be liquidated, or merge or consolidate with another company or transfer all or substantially all of its assets to any person or entity; or (7) take corporate action for the purpose of any of the foregoing;

            (e) Maker (or a wholly-owned subsidiary of Maker) shall cease to be the beneficial owner of one hundred percent (100%) of the outstanding capital stock (and all securities convertible into or exchangeable for capital stock) of Small World Toys;

            (f) Maker (or a wholly-owned subsidiary of Maker) shall default under any agreements or obligations for borrowed money, including without limitation the Amended and Restated Loan and Security Agreement (Streamline), dated as of July 30, 2003, between Manufacturers Bank and Small World Toys, as amended (and any extensions, modifications or replacements therefor), or the Loan Agreement between Maker and SWT, LLC, dated as of May 20, 2004 or the Pledge Agreement or Term Note executed in connection with such Loan Agreement (and any extensions, modifications or replacements therefor); or

            (g) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Maker, a custodian, receiver, trustee or other officer with similar powers with respect to Maker or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Maker, or if any petition for such relief shall be filed against the Maker and such petition shall not be dismissed within 45 days.

      If an Event of Default occurs, then the holder hereof shall have, at his option, the right to declare (by written notice thereof) all of the Notes, and the same shall forthwith become, immediately due and payable in full, together with all accrued but unpaid interest thereon (if any) through the date of payment. The holder of this Seven Month Note may also proceed to protect and enforce his rights under this Seven Month Note, including without limitation all of the rights and remedies of a secured party under California law and as set forth in the Stock Pledge Agreement, and exercise all such rights and remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both. No remedy is intended to be exclusive and each remedy shall be cumulative with all other remedies. Failure by the holder to exercise any one or more of the foregoing options on the occurrence of one or more Events of Default shall not constitute a waiver of the right to exercise such option(s) at any subsequent time in respect of the same Event of Default or any other Event of Default. In addition, and not in limitation or in lieu of any rights or remedies, Maker agrees to pay default interest on all principal hereunder that is not timely paid at a rate of ten percent (10%) per annum from the due date of such principal payment as provided hereunder through the date of payment in full of such principal payment plus such additional interest.

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      If at any time during the term of this Note and if for any reason Small
World Toys shall terminate the engagement of Eddy Goldwasser under the Goldwasser Consulting Agreement, then, notwithstanding anything in this Note to the contrary, the then unpaid principal amount this Seven Month Note shall become immediately due and payable without further notice, together with all accrued but unpaid interest hereunder.

      Maker may prepay at any time and from time to time on or after the date hereof all or any part of the principal amount due under this Seven Month Note, without payment of any penalty, premium or bonus therefor. All payments made under this Seven Month Note shall be credited first to unpaid interest (if any) and then to principal. Payments of principal and all interest (if any) hereunder shall be made in lawful money of the United States of America without setoff, counterclaim, withholding or deduction of any kind without the prior written consent of the holder hereof, which consent may be withheld in the holder's sole and absolute discretion.

      This Seven Month Note may be transferred by the holder hereof by presentation of this Seven Month Note at the principal office of Maker accompanied by a written instrument of transfer in form reasonably satisfactory to Maker duly executed by, or on behalf of, the holder hereof. This Seven Month Note may also be exchanged at such office for one or more Seven Month Notes in any denomination(s) as requested by the holder, up to the aggregate unpaid principal amount hereunder.

      Prior to due presentment for registration of transfer, Maker and any agent of Maker may treat the person in whose name this Seven Month Note is registered as the owner thereof for the purpose of receiving payment of principal and interest as herein provided and for all other purposes.

      Except as specifically set forth herein, Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Seven Month Note.

      No delay on the part of the holder in exercising any right hereunder shall operate as a waiver of such right under this Seven Month Note. This Seven Month Note shall be construed in accordance with and governed by the procedural and substantive laws of the State of California.

      If this Seven Month Note is not paid when due or if any event of default occurs hereunder, Maker promises to pay, in addition to all other sums due hereunder, all costs of enforcement and collection, including but not limited to reasonable attorneys' fees, whether or not such enforcement and collection includes the filing of an arbitration or a lawsuit.

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      Any and all disputes, claims or controversies arising out of or relating to this Seven Month Note that are not resolved by mutual agreement of Maker and the holder hereof will be submitted to final and binding arbitration before JAMS/ENDISPUTE, or its successor. Either Maker or the holder (each is referred to in this paragraph as a "party") may commence the arbitration process called for in this Seven Month Note by filing a written demand for arbitration with JAMS/ENDISPUTE, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of this Seven Month Note and JAMS/ENDISPUTE's Comprehensive Arbitration Rules and Procedures ("Arbitration Rules") in effect at the time of filing of the demand for arbitration, and California Code of Civil Procedure Section 1282, et. seq. (the "Code of Civil Procedure"), as amended, and all other California procedural and substantive law. Specifically, Section 1283.05 of the Code of Civil Procedure shall govern the rights of discovery. To the extent there exists an inconsistency between this Seven Month Note, the Arbitration Rules and/or the Code of Civil Procedure, then this Seven Month Note, the Code of Civil Procedure and thereafter the Arbitration Rules will apply in such order. The parties will cooperate with JAMS/ENDISPUTE and with one another in selecting an arbitrator from JAMS/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. In the event that the parties cannot agree on a neutral arbitrator or do not cooperate with one another in the selection thereof, the parties hereby authorize and direct JAMS/ENDISPUTE to appoint a neutral from its Los Angeles panel of neutrals. The parties shall participate in the arbitration in good faith, and they shall initially share equally in its costs, unless otherwise required by law; provided, however, the prevailing party is entitled to reimbursement of all attorneys' fees, expenses, and costs of arbitration as described below. Notwithstanding anything to the contrary provided in the Arbitration Rules, the arbitrator shall issue a reasoned award with supporting facts and law. The reasoned award shall be final and non-appealable, except as provided by California law. The provisions of this paragraph may be enforced by any court of competent jurisdiction, as limited by this Seven Month Note, and the prevailing party in such arbitration and court action shall be awarded all costs, fees, expenses, expert witness fees and attorneys' fees, all of the foregoing to be paid by the non-prevailing party. Notwithstanding the foregoing, a party may seek injunctive relief in a court of competent jurisdiction in connection with any arbitration. Any arbitration hereunder shall take place in the County of Los Angeles, California.

      No electronic record or electronic signature (other than telephonic facsimile) shall be deemed to be a writing so as to satisfy any requirement under this Note that any modification, amendment, waiver, notice, communication or other instrument under or pursuant hereto be in writing.

      Any notices permitted or required hereunder shall be made in writing and shall be given in the same manner as set forth in Section 9 of the Stock Pledge Agreement.

      If any of provision or any part hereof is found to be void or enforceable for any reason by a court of competent jurisdiction or an arbitrator or arbitration panel, the remaining provisions of this Seven Month Note shall nevertheless be binding upon Maker with the same effect as though the void or unenforceable part had been severed or deleted from this Seven Month Note.

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                                    SAVON TEAM SPORTS, INC.



                                    By:
                                          Debra Fine,
                                          Chief Executive Officer